As filed with the Securities and Exchange Commission on February 6, 2002

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      --------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                    -----------------------------------


                            THE AES CORPORATION
           (Exact name of registrant as specified in its charter)


Delaware                                             54-1163725
(State or jurisdiction of                        (I.R.S. Employer
Identification No.)                              incorporation or organization)


                        1001 North 19th Street 22209
                       Arlington, Virginia (Zip Code)
                  (Address of principal executive offices)
                    -----------------------------------


             Indianapolis Power & Light Employees' Thrift Plan
                         (Full title of the plans)
                    ------------------------------------
                               Barry J. Sharp
             Senior Vice President and Chief Financial Officer
                            The AES Corporation
                           1001 North 19th Street
                         Arlington, Virginia 22209
                               (703) 522-1315
                  (Name, address, including zip code, and
        telephone number, including area code, of agent for service)
                    ------------------------------------
                        Copies of communications to:
                           Pankaj K. Sinha, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                         1440 New York Avenue, N.W.
                         Washington, DC 20005-2111
                               (202) 371-7000
                    -----------------------------------


                                      CALCULATION OF REGISTRATION FEE
========================================================================================================================
    Title of                                     Proposed Maximum        Proposed Maximum
   Securities               Amount To Be          Offering Price         Aggregate Offering         Amount of
To Be Registered             Registered            Per Share (1)              Price               Registration Fee
------------------------------------------------------------------------------------------------------------------------

Common Stock, par          1,000,000 shares          $11.53               $11,530,000                $1,060.76
value $.01 per share          (2)(3)(4)
========================================================================================================================

(1) Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on February 5,
2002.

(2) Shares of the registrant are issuable under the plan pursuant to the terms of the Agreement and Plan of Share Exchange between the registrant and IPALCO Enterprises, Inc., dated as of July 15, 2000.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed with the Commission by The AES Corporation, a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Annual Report of the Indianapolis Power & Light Employees' Thrift Plan (the "Plan") on Form 11-K for the year ended December 31, 2000;

     (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000; and

     (d) The description of the Company's Common Stock, par value $.01 per share, contained in the following documents: The Company's Registration Statement on Form 8-A (Registration No. 0-19281 filed on October 9, 1996), as amended by Amendment No. 1 on Form 8-A/A to the Company's Registration Statement on Form 8-A (filed on October 10, 1996), and Amendment No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 333-46564) filed on November 29, 2000, including any amendment thereto or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions ) or (iv) for any transaction from which a director derived an improper personal benefit. The Company's certificate of incorporation contains a provision that eliminates the liability of directors to the fullest extent permitted by Delaware law. It further provides that if said provision is amended or repealed, or, an inconsistent provision is adopted, such amendment, repeal or adoption will not be effective with respect to any cause of action, suit, claim or other matter that, but for the liability provision, would accrue or arise prior to such amendment, repeal or adoption.

     Under the Company's By-Laws, and in accordance with Section 145 of the DGCL, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Company to procure a judgment in its favor, which is hereinafter referred to as a "derivative action") by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving in such capacity or as agent at the request of the Company for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of the Company may be similarly indemnified, at the discretion of the Board of Directors.

     Under Section 145 of the DGCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

     Pursuant to the Company's By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by the Company. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

    The Company's By-Laws provide that the indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, under the Company's By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the Company's By-Laws. The Company has purchased and maintains directors' and officers' insurance.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.


Exhibit No.                Description

4.1 Sixth Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 99.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No. 001-12291).*

4.2 Amended Bylaws of the Registrant (incorporated herein by reference to Exhibit 99.2 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No. 001-12291).*

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.

5.2            Internal Revenue Service Determination Letter as to the
               Plan.

23.1-          Independent Auditors' Consents.
23.2

23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).


--------------
* Incorporated by reference.



Item 9.  Undertakings.

     The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 6th day of February, 2002.


                                    THE AES CORPORATION


                                    By: /s/ William R. Luraschi
                                    __________________________
                                    William R. Luraschi
                                    Vice President and Secretary



                             POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, acting in the capacity or capacities stated opposite their respective names, hereby constitutes and appoints Dennis W. Bakke, Barry J. Sharp and William R. Luraschi, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable The AES Corporation to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 6th day of February, 2002.


SIGNATURE                                      TITLE


/s/ Roger W. Sant
-------------------------------        Chairman of the Board and Director
Roger W. Sant


/s/ Dennis W. Bakke                    President, Chief Executive Officer and
------------------------------         Director (Principal Executive Officer)
Dennis W. Bakke


/s/ Dr. Alice F. Emerson               Director
------------------------------
Dr. Alice F. Emerson


/s/ Robert F. Hemphill, Jr.            Director
------------------------------
Robert F. Hemphill, Jr.


/s/ Frank Jungers
------------------------------         Director
Frank Jungers


/s/ Philip Lader
------------------------------         Director
Philip Lader


/s/ John H. McArthur
------------------------------         Director
John H. McArthur


/s/ Hazel O'Leary
------------------------------         Director
Hazel O'Leary


/s/ Thomas I. Unterberg
------------------------------         Director
Thomas I. Unterberg


/s/ Robert H. Waterman, Jr.            Director
------------------------------
Robert H. Waterman, Jr.


/s/ Barry J. Sharp                     Vice President and Chief Financial
------------------------------         Officer (principal financial and
Barry J. Sharp                         accounting officer)




                               Exhibit Index

Exhibit No.             Description

4.1 Sixth Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 99.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No. 001-12291).*

4.2 Amended Bylaws of the Registrant (incorporated herein by reference to Exhibit 99.2 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No.
                        001-12291).*

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.

5.2 Internal Revenue Service Determination Letter as to the Plan.

23.1-                   Independent Auditors' Consent.
23.2

23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

----------------
* Incorporated by reference.



                                                                Exhibit 5.1


            OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP


                                                           February 6, 2002


The AES Corporation
1001 North 19th Street
Arlington, Virginia 22209

Ladies and Gentlemen:

         We have acted as special counsel to The AES Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") relating to the registration and issuance by the Company of up to 1,000,000 shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to the Indianapolis Power & Light Company Employees' Thrift Plan (the "Plan"), which is maintained by the Company's subsidiary, Indianapolis Power & Light Company.

         This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of the Company on Form S-8 filed with the Commission on the date hereof, (ii) a specimen certificate representing the Common Stock, (iii) the Plan, (iv) the Certificate of Incorporation of the Company, as amended and restated to date and currently in effect (v) the By-laws of the Company, as amended to date and currently in effect, and
(vi) a copy of certain resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares in the form of the specimen certificate examined by us will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

         Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion with respect to the law of any jurisdiction other than the Delaware General Corporation Law.

         Based upon and subject to the foregoing, we are of the opinion that when certificates representing the Shares have been delivered and paid for in accordance with the terms and conditions of the Plan, the issuance and sale of the Shares will have been duly authorized, and subject to any restrictions imposed by the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP




                                                                Exhibit 5.2

IRS DETERMINATION LETTER AS TO THE PLAN


                                                 DEPARTMENT OF THE TREASURY

INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH  45201

Date: Feb. 3 1995                              Employer Identification Number:
                                                  35-0413620
INDIANAPOLIS POWER & LIGHT COMPANY             DLN:
C/O  ALAN A. LEVIN                                354195021
BARNES 7 THORNBURG                             Person to Contact:
11 S MERIDIAN ST 1313                             CINDY PERRY
INDIANAPOLIS, IN  46204                        Contact Telephone Number:
                                                  (513) 241-5199
                                               Plan Name:
                                                  EMPLOYEES THRIFT PLAN

                                               Plan Number:  003

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4) -1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

         Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465, and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

         The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

         The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                   Sincerely yours,

                                                   /s/ C. Ashley Bullard

                                                   District Director



Enclosures:
Publication 794
Reporting & Disclosure Guide
For Employee Benefit Plans
Addendum

         This determination is conditioned upon your adoption of the proposed restated plan as submitted with your or your representative's letter dated 01/25/95. The proposed plan should be adopted on or before the date prescribed by the regulations under Code section 401(b).




                                                               Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our reports dated January 29, 2001 (May 23, 2001 as to Note 20) and June 1, 2001, relating to the consolidated financial statements of The AES Corporation for the year ended December 31, 2000, appearing in the Current Report on Form 8-K of The AES Corporation dated June 5, 2001, and in the Annual Report on Form 11-K of The AES Corporation Profit Sharing and Stock Ownership Plan for the year ended December 31, 2000, dated June 29, 2001, respectively.

We consent to the incorporation by reference in this Registration Statement of our report dated January 25, 2001 (March 27, 2001 as to Footnote 1) and June 8, 2001 (June 21, 2001 as to the last paragraph of Note 2) relating to the consolidated financial statements of IPALCO Enterprises, Inc. for the year ended December 31, 2000, appearing in the Current Report on Form 8-K/A of The AES Corporation dated June 8, 2001 and in the Annual Report on Form 11-K of the Indianapolis Power & Light Company Employees' Thrift Plan.


/s/ Deloitte & Touche LLP


McLean, Virginia
February 6, 2002





                                                               Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated January 23, 2001, covering C.A. La Electricidad de Caracas and Corporation EDC, C.A. and their subsidiaries included in the current report filed on Form 8-K dated June 5, 2001 of The AES Corporation.




Porta, Cachafeiro, Laria Y Asociados
A Member Firm of Andersen

/s/ Hector L. Gutierrez D.
-----------------------------
Hector L. Gutierrez D.
Public Accountant CPC No. 24321


Caracas, Venezuela
February 6, 2002